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                                                                Exhibit 23.1



                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-05951 of JDA Software Group, Inc. on Form S-8 of our reports dated January 28, 1997, appearing in this Annual Report on Form 10-K of JDA Software Group, Inc. for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 28, 1997